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                                                                   Exhibit 10.17

                                                        FORM OF LOCKUP AGREEMENT

                                                                    May __, 1999



AppNet Systems, Inc.
6707 Democracy Boulevard
Bethesda, MD 20817

Credit Suisse First Boston Corporation
Hambrecht & Quist LLC
BT Alex. Brown Incorporated
The Robinson-Humphrey Company, LLC
Charles Schwab & Co., Inc.
As Representatives of the Several Underwriters
  c/o Credit Suisse First Boston Corporation
  Eleven Madison Avenue
  New York, NY 10010-3629


Dear Ladies and Gentlemen:

                  As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering (the "Public Offering") will be made that is intended to result in the establishment of a public market for the Common Stock, $0.0005 par value per share (the "Securities"), of AppNet Systems, Inc. (the "Company"), the undersigned hereby agrees that, for a period of 180 days after the initial public offering (the "Commencement Date") of the Securities pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition without the prior written consent of Credit Suisse First Boston Corporation. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or acquired through the Company's direct share program, (ii) the exercise of stock options acquired under the Company's stock incentive plans (but not the offer, sale, contract to sell, pledge or other disposition of shares of Common Stock or other securities obtained on exercise of such options) or (iii) the exercise of any warrants or conversion of any convertible instruments outstanding on the date hereof (but not the offer, sale, contract to sell, pledge or other disposition of shares of Common Stock or other securities obtained on exercise of such warrants or conversion of such convertible instruments).

                  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

                  This Agreement shall be binding on the undersigned and the respective successors, heirs,


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personal representatives and assigns of the undersigned. This agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before the date that is 180 days after the date of this Agreement.

                                      Very truly yours




                                      Name: